                                                                   Exhibit 10.26

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        ENTERPRISE USER LICENSE AGREEMENT

                               I. Summary of Terms

1.    Nature of Summary

This "Summary of Terms" ("ST") is a statement of some of the principal pricing terms of the Agreement and a summary of some of the "Terms and Conditions" ("T&C") attached hereto. In the event of conflict or inconsistency between this ST and the T&C, the T&C shall govern. For the complete provisions of the Agreement, please refer to the T&C. The "Sections" referred to are Sections of the T&C.

2.    The Parties

Future Information Research Management Inc. ("FIRM")
1230 Avenue of the Americas, 7th Floor, New York, NY 10020 - USA.

Client
Name:          Greenfield Online, Inc.
Address:       21 River Road, Wilton, CT  06897
Tel.:          203-834-8585
Fax:           203-834-8686
Email:

3.    Licensed Location (Section 5.1.1)

15 River Road, Wilton, CT

4.    Annual Fee (US$) (Section 11)

Annual Fixed Price Transaction Fee:  See Schedule 4            Ref Schd. 4
Annual Enterprise License Fee                                  $[****]
Annual Maintenance Fee, [****]%                                $0
Annual Premium Support                                         $[****]
Annual Spell Checker                                           $[****]
U.S. Server installation (unlimited CPUs)                      Included
Total (US$)                                                    [****]

5.    Training and Implementation Fees (Sections 13 and 14)

Onsite Training - Standard Confirmit Course, 2 days (class     $[****]
maximum of 6 authorized Users - excluding travel and
expenses) (Course Type 1)
Onsite Training - J-Scriptinging in Confirmit Course, 4 days   $[****]
(class maximum of 6 authorized Users - excluding travel and
expenses) (Course Type 4)
Onsite Training - Software Administration Course, half day     $[****]
(class maximum of 6 authorized Users - excluding travel and
expenses
Onsite Software Installation (not including Travel and         $[****]
Expenses)
Consultancy Fees (Section 14)
Additional Designated Support Contacts @ U.S. $3,000 each      $0
annually
TOTAL                                                          $[****]

6.    Effective Date (Section 1.2)



7.    Delivery Date (Sections 3 and 4)



8.    Terms of Payment (Section 15)

Annual Fixed Price Fee to be paid annually at the beginning of each one year term, the first annual payment to be made on the Effective Date. OTHER INVOICE CHARGES TO BE PAID AS THEY ACCRUE. INVOICES ARE TO BE PAID NO LATER THAN 30 DAYS FROM RECEIPT OF INVOICE. All prices are exclusive of applicable taxes and duties, for which Licensee is responsible. Late payments will be charged 10% per annum.

9.    Confirmation of Order

CLIENT hereby orders the Software at the above stated agreed prices and subject to the conditions included in this Agreement. This Agreement becomes binding on both Parties upon the Parties' execution of the T&C.

PLEASE FAX A SIGNED COPY TO 510-653-8584.

Purchase
Order #
Date:          October 21, 2002
Name/Title:    Dean A. Wiltse, CEO
Signature:

II.   Terms and Conditions

1.    Parties and Contract Documents

      1.1. The Parties to this Enterprise User License Agreement (this "Agreement") are Future Information Research Management, Inc. ("FIRM") and Greenfield Online, Inc., a Delaware corporation, (the "Client").

      1.2. FIRM and Client (the "Parties") enter into this Agreement as of October 15, 2002 (the "Effective Date"). The Agreement consists of (a) the "Terms and Conditions" ("T&C"); (b) the attached Exhibits and Schedules, to the extent they are expressly referred to and incorporated in the T&C; (c) the "Summary of Terms of Enterprise User License Agreement" ("ST") affixed as a cover page to the T&C, to the extent it is expressly referred to and incorporated in the T&C; and (d) any other documents that are expressly referred to and incorporated in the T&C.

      1.3. In the event of conflict or inconsistency between the T&C on the one part and the Exhibits and Schedules, ST or any other referenced or incorporated document on the other, the T&C shall govern.

2.    Recital of Background Facts

      2.1. FIRM licenses, markets, maintains and supports the "Confirmit" information management and research system, including the "Confirmit" software application, related user documentation and other related materials, and provides certain other services and products related thereto.

      2.2. Client wishes to obtain a license to use Confirmit and to obtain from FIRM certain other services and products further specified in this Agreement, and FIRM wishes to license Confirmit to Client and provide such other services and products.

3.    License to Use and Term of License

      3.1. Subject to the terms of this Agreement, FIRM hereby grants Client a non-exclusive, non-transferable license to use the Confirmit software specified in Schedule I (the "Licensed Software") for a period of one (1) year (the "Initial Term") beginning on the "Delivery Date" indicated on the attached ST (the "Delivery Date").

      3.2. The Agreement may be extended for one or more subsequent one-year periods ("Term Extensions"). Unless the Agreement has already been terminated in accordance with the provisions of Section 24 below or otherwise, the Agreement automatically extends for an additional one year period, unless either Party notifies the other Party no later than 60 days prior to expiration of the agreement and no later than 30 days after the expiration of the pending contract period, otherwise the Agreement will not be extended. The Initial Term and subsequent Term Extensions, if any, will be referred to collectively as the "Term" of the Agreement.

      3.3. Client's license to use the Licensed Materials is non-exclusive, and client acknowledges that FIRM may freely and without liability to FIRM make the Licensed Materials available to other users, including Client's competitors.

4.    Delivery and Installation

      4.1. No later than the Delivery Date, FIRM shall deriver to Client one copy of the Licensed Software, one copy of the documentation for the Licensed Software ("Documentation") and any related materials specified in Schedule 1 (collectively, the Licensed Software, the Documentation and the related materials, if any, are referred to as the "Licensed Materials").

      4.2. It is Client's responsibility to make available on or before the Delivery Date a fully tested and operational hardware/software configuration ("Client's Server") meeting FIRM's system requirements for the operation of the Licensed Software as set forth in Schedule 1. The System requirements may undergo changes from time to time. Client will receive notice of the changes by publication on the Confirmit Extranet (www.confirmit/extranet.com).

      4.3 Delays in the delivery, installation or operation of the Licensed Software because Client's Server fails to meet FIRM's requirements or because of Client's failure properly and in a timely manner to perform pre-installation preparation of Client's Server or to properly install the Licensed Software on Client's Server shall not constitute a breach of the Agreement by FIRM, nor shall such delays release Client from any of its obligations under this Agreement. Additional costs incurred by FIRM as a result of such delays are chargeable to Client.

5.    Scope of The License

      5.1.  Location

            5.1.1. Client may install and operate the Licensed Software only on Client's Server at the location indicated on the ST (the "Licensed Location") if Client's Server is not operational, then Client may operate the Licensed Software on Client's disaster recovery, If Client wishes to install and operate the Licensed Software on one or more additional servers in other locations. Client must obtain from FIRM a separate license for each additional server location and pay the applicable fee for such License.

            5.1.2. Client may move Client's Server from a Licensed Location to another location, which then becomes a Licensed Location, but shall notify FIRM in writing or by e-mail of any such change in location within five (5) business days of such change.

      5.2.  Designated Users

            5.2.1. The Client, as the system administrator, will issue user identification codes ("User ID") to those of its employees who will be using the Licensed Software ("Designated Users") before they are granted access to the Licensed Software.

      5.3   Affiliate

            5.3.1. The license granted to Client to use the Licensed Software shall include use by entities in which Client holds an ownership interest of at least 51% and with respect to which Client exercises operational control ("Affiliates"). Before issuing User IDs to employees of Affiliates, Client shall
(a) notify FIRM of its intention to do so, (b) document that the Affiliate is, in fact, an "Affiliate" as defined herein, and (c) cause the Affiliate to provide to FIRM a written acknowledgement in a form acceptable to FIRM and signed by an authorized representative of the Affiliate that the Affiliate acknowledges and will be bound by this Agreement.

6.    Permitted Uses of the Licensed Materials

      6.1. Client may use the Licensed Materials to process Client's own data for its own internal and commercial business purposes. Client may not grant to its customers a User ID or permit them to use a User ID to access the System for the purpose of authoring a web questionnaire.

      6.2 Client may make one back-up copy of the Licensed Software if necessary to operate the Licensed Software in accordance with the terms of this Agreement. Client may make copies of any part of the Documentation to the extent reasonably required for the operation of the Licensed Software by Designated Users.

7.    Prohibited Uses of the Licensed Materials

      7.1. Client shall not use the Licensed Materials to provide data processing services or similar or related services to any third party, nor as part of a network other than as required for concurrent use of the Licensed Software by Designated Users.

      7.2. Client shall not translate, modify, rearrange, reverse engineer, reverse assemble, disassemble, or convert the Licensed Software or any other Licensed Materials for any purpose, nor shall Client arrange or create any derivative works based on the Licensed Software or on any other Licensed Materials.

      7.3. In using the Licensed Software, Client shall comply with all applicable civil and criminal laws and regulations, whether local, state or federal, governing the collection, processing and dissemination of data, Client shall not use the Licensed Software for any illegal purpose or in any unlawful manner.

      7.4. Before June 1, 2001, Client shall not use the Licensed Software to conduct panel research on servers located within the United States. This restriction only applies if Client's principal business is within the market research industry.

8.    Contract Administration

      8.1. Client shall designate (1) a primary support contact ("Designated Support Contact") who shall act as the conduit for all requests from Client to FIRM regarding the use of and user support related to the Licensed Software; and
(2) a technical administrator ("Technical Administrator") who will act as FIRM's client contact with respect to all matters relating to the installation and maintenance of the Licensed Software, and to matters involving upgrades, troubleshooting and repair of the Licensed Software.

      8.2. Before assuming the function of Designated Support Contact, the designated individual shall undergo training in the use of the Licensed Software as prescribed by FIRM.

      8.3. Client may, at its option, designate additional employees as subordinate support contacts ("Additional Support Contacts") who, once designated, shall be authorized to exercise some or all of the Designated Support Contact's functions. For each Additional Support Contact designated, Client shall incur a annual charge of $3,000. Client shall promptly notify FIRM of any changes with respect to Client's Additional Support Contacts.

9.    User Support

      9.1. FIRM will provide to Client during the Term of the Agreement the technical support, error correction and user support described in Schedule 2. It is Client's responsibility to provide FIRM the remote access to Client's Server requiring such support. FIRM's inability to provide support due to lack of adequate access to Client's Server shall not constitute breach by FIRM.

      9.2. Error reports and requests for technical and user support must be submitted by e-mail to support@confirmit.com by the Technical Administrator or the Designated Support Contact. Error reports shall be accompanied by a detailed description of events immediately preceding the occurrence of the error, and shall, if possible, attach the error message.

      9.3. Upon Client's request, FIRM will provide Client on-site support at Licensed Locations at the. rates listed for such support in Schedule 3. In addition to the regular charges for on-site support, Client shall reimburse FIRM its reasonable costs and expenses incurred in connection with on-site support, such as travel expenses, hotel expenses end rental car costs.

10.   System Maintenance

      10.1. During the term of this Agreement and to the extent FIRM deems it necessary and proper FIRM will provide to Client system maintenance in the form of Maintenance Releases, Software Modifications and New Versions of the Licensed Software. Maintenance Releases correct faults, add functionality or otherwise amend, improve or upgrade the Licensed Software. Modifications are releases providing expanded functionality for or technical improvements to the Licensed Software. A New version of the Licensed Software is a redesigned software package intended to replace the Licensed Software in its entirety.

      10.2. Maintenance Releases concerning the Licensed Software and Modifications and New Versions of the Licensed Software will be made available to Client at no extra charge. To the extent Client requires FIRM's assistance to install or make operational such Maintenance Releases, Modifications or New Versions, FIRM will charge for such assistance at the then applicable rates for Professional Services as indicated in Schedule 3 and require reimbursement of reasonable travel and expenses incurred. It is Client's responsibility to provide FIRM the remote access to Client's Server requiring such assistance, and FIRM's inability to do so as a result of inadequate access to Client's Server shall not constitute breach by FIRM.

      10.3. If Client falls to acquire and install a Maintenance Release within six months of the time it becomes available, FIRM is released from all maintenance, service and customer support obligations under this Agreement. In addition, the Limited Warranty made by FIRM in Section 16.3 below shall thereafter be void.

      10.4. If, after FIRM has released two successive New Versions, Client fails to acquire and install at least one of the two New Versions within twelve months of the release of the most recent of the two New Version, FIRM shall be released from any further maintenance, service and customer support obligations under this Agreement. Moreover, the Limited Warranty made by FIRM in Section 17, below shall thereafter be void.

      10.5. As part of the release of New Versions of the Licensed Software, FIRM may offer Client, as an option, specialized add on modules ("Specialized Modules") upon terms established by FIRM.

      10.6. Any Maintenance Release, Modification, New Version or Specialized Module that the Client acquires and installs on Client's Sewer becomes part of the Licensed Software for the purposes of this Agreement.

11.   Software License Fees and Transaction Fees

      11.1. In consideration of the use of the Licensed Materials, and for related system maintenance and customer support, Client shall pay to FIRM an annual enterprise license fee (the "License Fee") and an annual fixed price transaction fee (the "Transaction Fee"). The annual License Fee and the annual Transaction Fee for the first year of the Term are set forth on the ST.

      11.2. Payment of the Transaction Fee allows Client to use the Licensed Software to perform an annual number of transactions not to exceed the maximum indicated on the ST. A "Transaction" is defined in this context as one completed response to one questionnaire by one respondent. Client may at all times request and obtain increases in the maximum number of annual Transactions by paying additional Transaction Fees as established by FIRM.

      11.3. Prepaid Transactions must be performed within the one-year period for which they were purchased. Unused prepaid Transactions shall not carry over to subsequent one-year periods of the Term.

12.   Ownership of the Licensed System and the Licensed Materials

      12.1. FIRM and parties from which FIRM derives its rights to license the Licensed Materials (collectively, the "Owners") hold all rights therein, including, but not limited to, all intellectual property rights, such as patents, copyrights, design rights, trade marks, service marks, trade secrets, know-how, database rights and actual property rights ("Intellectual Property Rights") relating to the Licensed Materials. This Agreement conveys to Client only the rights expressly granted Client to use the Licensed Materials within the limits and subject to the restrictions established by this Agreement. All other rights, including, but not limited to, all Intellectual Property Rights shall remain in the Owners.

      12.2. Client shall keep the Licensed Materials free and clear of all claims, encumbrances, and liens and any act of the Client purporting to create such claims, encumbrances, or liens shall be void, Client shall promptly notify FIRM if Client becomes aware of unauthorized access to, use of or copying of Leased Materials by any third party.

      12.3. Client shall not remove, suppress of modify any proprietary marking, including any trade mark or copyright notice appearing in the Licensed Materials, and shall incorporate all such proprietary markings in any copy of the Licensed Materials Client makes in accordance with the preceding Section or otherwise.

      12.4. All rights to modifications Client makes to the Licensed Materials and to software products derived from the Licensed Materials that Client may create shall belong to the Owners, whether such products and modifications arc made in violation of this Agreement or not.

13.   Training

      13.1. Upon request, and subject to availability and to payment of the charges established by FIRM, FIRM will train and certify one or marc of Client's employees in the use of the accused Software. With respect to the Designated Support Contact such training is mandatory.

14.   Professional and Other Special Services

      14.1. Subject to availability and to the Parties' agreement concerning pricing mid other terms, FIRM will, upon Client's request, provide to Client professional services such as programming of customized questionnaires, implementation of surveys, technical consulting services, and customized systems development and software engineering services (collectively, "Special Services").

      14.2. FIRM will maintain standard hourly rates for Special Services. The standard hourly rates in effect as of the Effective Date are listed in Schedule 3.

15.   Payments, Invoices and Price Increases

      15.1. Client shall pay the fees and charges coming due under this Agreement promptly and in full. The Annual License Fee and the Annual Transaction Fee are payable in full at the beginning of each one-year period of the Term; the first annual payment coming due on die Effective Date. Other fees and charges become due as and when they arc incurred. Payments shall be made no later than thirty (30) days after FIRM submits an invoice to Client for the fees and charges in question.

      15.2. If Client fails to pay an invoice when due, FIRM shall be entitled to late charges at the rate of ten percent (10%) per annum of the unpaid balance from the date the invoice originally came due. Imposition of late charges shall be without prejudice to FIRM's right to seek other remedies.

      15.3. The fees and costs due to FIRM for the license and the services provided under this Agreement are subject to periodic increases. Such increases shall occur no more frequently than once every 6 months.

      15.4. Increases in the various fees charged to Client under this Agreement shall become applicable to Client as follows:

            15.4.1. Increases in the License Fee shall lake effect at the beginning of each Term Extension, provided that FIRM has given Client written notice of the increase no later than sixty (60) days before the expiration of the Initial Term or the current Term Extension, as the case may be.

            15.4.2. An increase in the Transaction Fees shall take effect 60 days after FIRM has notified Client of the increase.

            15.4.3. An increase in standard fees and charges or Special Services shall take effect immediately, except that Special Services already contracted for shall be completed at the rates in effect at the time Client requested the Special Services.

16.   Warranties

      16.1. Each Party warrants and represents (a) that it has the right and authority to enter into and perform its obligations under this Agreement; and
(b) that it shall, at its own expense, comply with all laws, regulations and other legal requirements that apply to the Party and to this Agreement, including, but not limited to, laws relating to Intellectual Property Rights, to the right to privacy and to defamation.

      16.2. FIRM represents that it has no knowledge indicating that the Licensed Materials infringe or otherwise violate the Intellectual Property Rights of any third party.

      16.3. Subject to the Warranty Disclaimer in Section 17, below, FIRM further provides the following limited warranty (the "Limited Warranty"): FIRM warrants that the Licensed Software will perform substantially as described and specified in the Documentation for a period of 90 (ninety) days from the Delivery Date, or, as the case may be, from the date of the installation of a Maintenance Release, Modification, Specialized Module or New Version. FIRM further warrants that any services provided under this Agreement will be performed in accordance with generally accepted industry practices and performance standards.

      16.4. The Limited Warranty does not cover failures, criers and malfunctions caused in whole or in significant part by (a) failure of the Client's Server to satisfy FIRM's systems requirements in effect at the time of occurrence; (b) defects or malfunctions in Client's Server', (c) changes Client makes in the configuration or settings of Client's Server without FIRM's written, approval; (d) modifications in the Licensed Software that have not been performed by FIRM or approved by FIRM in writing; (e) Client's misuse or faulty operation of the Licensed Software; (f) Client's use of the Licensed Software in combination with other software or equipment without FIRM's express prior written consent; or (g) Client's operation of the Licensed Software in a location that is not a Licensed Location.

      16.5. Client acknowledges that the Licensed Software has not been designed to meet Client's individual or special requirements, and that FIRM does not warrant that the operation of Licensed Software will be uninterrupted or error-free.

      16.6. As a condition for invoking the Limited Warranty, Client must give FIRM written notice of the failure, error or malfunction Client complains of as soon as it comes to Client's attention, and in no event later than 90 (ninety) days after the Acceptance Date.

      16.7. If a problem FIRM has tried to resolve on the assumption that it falls within the Limited Warranty does not in fact do so, Client shall pay for the support and other services FIRM has provided to solve the problem at the rates FIRM ordinarily charges for professional services and shall also reimburse FIRM any travel and expenses FIRM has incurred in connection with its efforts to solve the problem.

      16.8. The functionalities offered by the Licensed Materials may vary over time. FIRM does not warrant all functionalities available at any given time during the Term of the Agreement will continue to be available at all times thereafter, nor does FIRM warrant that Client will perceive upgrades introduced during the Term as improvements.

17.   FIRM's Warranty Disclaimer

      17.1. THE WARRANTY PROVIDED IN SECTIONS 16.1 AND 16.2, ABOVE AND THE LIMITED WARRANTY ARE THE ONLY WARRANTIES MADE BY FIRM. THE LICENSED MATERIALS ARE OTHERWISE PROVIDED "AS IS", AND FIRM EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE LICENSED SYSTEM AND/OR THE LICENSED MATERIALS AND ANY RELATED SERVICES OR MATERIALS, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLIED WARRANTY ARISING FROM A COURSE OF DEALING OR COURSE OF PERFORMANCE. NO ORAL OR WRITTEN INFORMATION PROVIDED BY FIRM OR ITS EMPLOYEES OR REPRESENTATIVES OR SUPPLIERS WILL CREATE ANY WARRANTY, AND THIS WARRANTY DISCLAIMER SUPERSEDES ANY SUCH INFORMATION.

18.   Limitation of Remedies

      18.1. In the event of a breach of the Limited Warranty, Client's sole remedy and FIRM's sole obligation is that FIRM shall utilize its best efforts to repair of correct, at FIRM's own expense, the error, defect or malfunction giving rise to the breach. Such repair or correction may be by way of patch, workaround or otherwise, or, at FIRM's option, by replacing the Licensed Software in whole or in part. If FIRM concludes that it is unable to make the

Licensed Software perform as warranted within a reasonable time or at a reasonable cost, FIRM may refund the fees Client has paid under this Agreement and terminate the Agreement.

19.   Limitation of Liability

      19.1. FIRM SHALL NOT UNDER ANY CIRCUMSTANCES, INCLUDING FIRM'S AND ITS EMPLOYEES' SIMPLE NEGLIGENCE, BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES ARISING FROM CLIENT'S OR ANY OTHER PARTY'S USE OF THE LICENSED SYSTEM OR OF THE LICENSED MATERIALS, INCLUDING, BUT NOT LIMITED TO LOSS OF REVENUE OR PROFITS, OR DAMAGES RESULTING FROM MISTAKES, OMISSIONS, INTERRUPTIONS, DESTRUCTION OR DELETION OF DATA. VIRUSES, OR DELAYS IN OPERATION OR TRANSMISSION, IN THE EVENT OF ANY BREACH BY EITHER PARTY OF THIS AGREEMENT, THE BREACHING PARTY'S LIABILITY SHALL NOT EXCEED THE AMOUNTS PAID TO FIRM DURING THE PRECEDING TWELVE MONTHS, PLUS, IN THE EVENT CLIENT IS THE BREACHING PARTY, ANY SUMS DUE AND OUTSTANDING TO FIRM AT THE TIME OF THE DAMAGES AWARD.

20.   Indemnification

      20.1. FIRM shall have no liability for, and Client shall defend, indemnify and hold FIRM harmless from and against any claim, including any claim by a third party for infringement of any Intellectual Property Right or violation of any law relating to defamation m the right to privacy, arising out of or related to any use of the Licensed Software or the Licensed Materials by the Client or any third party by permission of the Client that violates the terms of this Agreement.

      20.2. Client shall have no liability for, and FIRM shall, subject to the liability limitations set forth above, indemnify and hold Client harmless from and against any claim based upon any breach of the covenants or warranties made by FIRM in this Agreement.

      20.3. FIRM will defend claims brought against Client in the United States by third parties that Client's use of the Licensed Software consistent with the terms of this Agreement constitutes infringement of any Intellectual Property Right under the laws of the United States or any of its states.

      20.4. To be entitled to a defense by FIRM against a third party infringement claim, Client must (a) notify FIRM of the existence of the claim immediately upon learning of the claim; and (b) must cede to FIRM the sole right to control the defense and/or settlement of such claim, so long as the settlement does not adversely affect Client's rights under the Agreement.

      20.5. If an infringement claim of which FIRM is notified in accordance with this Section 20 results in a final judgment against Client for a monetary award, then FIRM will satisfy any such award. If the infringement claim results in a judgment enjoining Client from using the Licensed Software, FIRM may, at its sole election, (a) procure for Client a right to continue to use the Licensed Software or (b) make it non-infringing. In the event FIRM is unable to either (a) or (b) at a reasonable cost and within a reasonable time, FIRM may terminate this Agreement and reimburse Client pro rata the sums paid by Client.

21.   Confidential Information

      21.1. Each Party (the "Receiving Party") understands and acknowledges that during the Term of this Agreement it will have access to information about the other Party's (the "Disclosing Party") business, business methods, business plans, customers, business relations, technology and other information that is confidential and of' great value to the other Party, and the value of which would be significantly reduced if disclosed to third parties (the "Confidential Information"). The Parties shall keep all Confidential Information in confidence and protect its confidentiality in the same way that it protects its own similar Confidential Information, or better, during the Term for twelve months following the expiration or termination of this Agreement.

      21.2. Confidential Information shall not include information that (a) becomes part of the public domain through no fault of the Receiving Party; (b) was in the Receiving Party's lawful possession before the disclosure, and was not subject to limitations on disclosure or use; (c) is proven by clear and convincing written evidence to have been independently developed by the Receiving Party or by persons who have not had access to the Confidential Information of the Disclosing Party; (d) is lawfully disclosed to the Receiving Party, without restrictions by a third party who did not acquire the information from the Disclosing Party; or (e) the Receiving Party is legally compelled to disclose the information, in which case the Receiving Party shall assert the privileged and confidential nature of the information and cooperate fully with the Disclosing Party to protect against and prevent disclosure of any Confidential Information, and to limit the scope of disclosure and the dissemination of disclosed Confidential Information by all legally available means.

      21.3. In the event the Parties, before they entered into this Agreement, executed a non-disclosure agreement ("NDA") relating, in whole or in part, to the subject matter of this Agreement, the NDA shall remain in force during the Term of this Agreement with respect to Confidential Information disclosed under the NDA. In case of conflict or inconsistency between a provision of the NDA and a provision of this Section 22 the provision extending the most substantial protection to the Disclosing Party shall prevail.

22.   Force Majeure

      22.1. Each Party shall be excused from delays in its performance of or failure to perform its obligations under this Agreement other than payment obligations, if performance is prevented or delayed by events outside the Party's ordinary business control, including delays due to third party connectivity, failure, customer's internal computer failure, telecommunications failure and similar operational failures. However, in the event a Party's delay in performance or failure to perform due to such events continues for eight weeks, the other Party may terminate the Agreement upon thirty (30) days' written notice.

23.   Record Keeping, Monitoring and Audits

      23.1. Client shall at all times maintain accurate and up-to-date written records of Client's copying and/or disclosure of the Licensed Materials or any part thereof. Client shall keep transaction logs and other records of Client's use of the Licensed Materials, adequate to determine Client's compliance with this Agreement and the sums due to FIRM. The records shall conform to such reasonable standards with respect to form and content as FIRM may establish from time to lime or, in the absence of such standards, in accordance with good data processing practice commonly accepted in the industry.

      23.2. Client shall make its complete transaction logs relating to Client's use of the Licensed Software during each one-month period available to FIRM promptly upon the expiration of such period by transmitting the transaction logs to an e-mail address to be provided by FIRM. FIRM will, in cooperation with Client establish a protocol for the extraction and transfer of the transaction logs designed to minimize Client's administrative burden in connection therewith.

      23.3. FIRM shall, at all times during the Term of the Agreement, have the right to monitor Client's operations with respect to the Licensed Software. FIRM shall also have the right In Inspect and copy Client's books and records relating to the Licensed Software and the Licensed Materials. Such right shall include, without limitations, the right to inspect and copy Client's books and records referenced in Subsection 1 of this Section 23, and any other books or records reasonably likely to contain information hearing on Client's compliance with the terms and provisions of this Agreement or the sums due FIRM under the Agreement.

      23.4. FIRM shall give Client notice in writing of FIRM's Intent to conduct inspection and copying in accordance with Subsection 23.3 no less than ten (10) working days before the inspection is scheduled to take place. The inspection shall occur during normal business hours. FIRM's right to conduct an inspection shall not be exercised more frequently than once every three (3) months.

24.   Termination Rights

      24.1. Each Party shall have the right to terminate this Agreement effective immediately in the event the other Party is in material breach of this Agreement and otherwise as provided in this Agreement. Client shall be deemed to be in material breach if, without limitation, Client (a) grants individuals other than Designated Users access to the Licensed Software; (b) installs and uses the Licensed Software in a location other than a Licensed Location; (c) uses the Licensed Software or permits the use of the Licensed Software in violation of Section 7 or Section 12, above; (d) violates its obligation to keep Confidential Information in confidence under Section 22, (e) fails to submit to FIRM Client's transaction logs as required by Subsection 23.2 for three consecutive 30-day periods or (e) fails to pay amounts due to FIRM under the Agreement in a timely manner and thereafter fails to cure the payment default within five (5) business days after Client receives written notice of the default from FIRM.

      24.2. Either Party may terminate the Agreement if the other Party becomes insolvent, becomes the subject of bankruptcy proceedings, or comes under the administration of a receiver or administrator.

      24.3. When this Agreement is terminated or expires, the Client shall immediately, and in no event later than fourteen (14) business days alter the termination or expiration, return to FIRM or destroy all copies of the Licensed Software and other Licensed Materials. Within thirty (30) days of the termination or expiration of the Agreement Client shall through a director or other officer certify in writing under penalty of perjury that it has fully complied with its obligations under this Section 24.

      24.4. The termination or expiration of the Agreement shall terminate all of the Parties' rights and obligations, including rights and obligations to support and maintenance, but with the exception of payment obligations and other rights and obligations that may have accrued before the date of termination or expiration, including, without limitation rights and obligations under Sections 12 and 21.

25.   Taxes

      25.1. Client agrees to pay any sales, use, ad valorem, personal property or general intangibles tax and any registration fees arising out of this Agreement and the transactions contemplated herein, except for any taxes or fees based upon the gross income of FIRM.

      25.2. Client shall not deduct from payments to FIRM any amounts paid or payable to third parties, however designated.

26.   Assignment

      26.1. Client does not have and shall not receive under this Agreement any right to assign, transfer or distribute the Licensed System or the Licensed Materials, in whole or in part, to any third party, for consideration or otherwise, by license, sale, lease, loan, rental or otherwise. However, this restriction on transfer shall not apply to any transfer of the totality of Client's rights under the Agreement to any person, firm, organization, corporation, or other entity which succeeds to the business of the Client by acquisition, merger, reorganization, or otherwise.

27.   Non-solicitation

      27.1. Bach of the parties covenants with the other that, for the Term of this Agreement, and for a period of twelve (12) months following its termination or expiration, the Party will not, either directly or indirectly, induce or attempt to induce any employee of the other Party who has been engaged in the negotiation or administration of the Agreement to leave the employment of the other Party.

28.   Export Restrictions

      28.1. Client shall be responsible for, and shall pay all costs in connection with Client's compliance with applicable export and import laws, and regulations with respect to sharing the Licensed Materials (to the extent permitted by this Agreement), with its employees, affiliates and associates outside the United States.

29.   Jurisdiction, Choice of Forum and Choice of Law

      29.1. This Agreement shall be construed in accordance with governed by the laws of the State of California, not including its choice of law provisions. The Parties agree to negotiate in food faith to resolve disputes arising under this Agreement. Any dispute relating to the interpretation and/or performance of or otherwise arising under this Agreement that cannot be resolved by good faith negotiations shall be resolved by means of binding arbitration conducted in San Francisco, California, in accordance with the rules of the American Arbitration Association, Judgment upon an arbitration award issued by the tribunal may be entered by any State or Federal Court within California with appropriate jurisdiction. It is the intention of the Parties that this Agreement to arbitrate be irrevocable. The agreement to arbitrate disputes shall not preclude either Party from seeking injunctive or other provisional relief to prevent infringement of Intellectual Property Rights or the unlawful disclosure of Confidential Information.

30.   Notification

      30.1. Notices required under this Agreement shall be in writing and addressed to the Parties at the addresses indicated on the ST or as appropriately updated. Notices required by Sections 3.2 and 24.1 shall be by certified mail.

31.   Miscellaneous

      31.1. If any term(s), provision(s), covenant(s), or condition(s) of this Agreement is held by a Court or other tribunal of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

      31.2. This Agreement contains the entire agree meat between the Parties relating to its subject matter, and supersedes any previous communication, representation or promise, whether written or oral. The Parties acknowledge that they have placed no reliance on any promise or representation not incorporated in this Agreement, and have not been induced to enter into this Agreement by any such promise or representation. Any subsequent agreement which modifies any part of this Agreement must be in writing, must be expressly designated as a modification of this Agreement, and must be signed by both Parties.

      31.3. All waivers must be in writing. A waiver of or failure to enforce a provision of or right under this Agreement on one or more occasions shall not be deemed a waiver of the provision or right in question or any other provision of right under this Agreement on any future occasion.

      31.4. This Agreement may be executed in counterpart, each of which will be considered an original but all of which together will constitute the same instrument.

      31.5. The language of Section 2 and the headings of the Sections of this Agreement are included for convenience and are not to be used in interpreting the Agreement.

      31.6. The Parties shall have the status of independent contractors relative to each other, and nothing herein shall be deemed to place the Parties in the relationship of employer-employee, principal-agent, franchisor-franchisee or partners in a joint venture.

32.   Execution

      32.1 This Agreement shall be effective as of the Effective Date upon execution of the Parties' duly authorized representatives as set forth below.

FUTURE INFORMATION RESEARCH MANAGEMENT

Date:

Name/Title:          Bjorn Haugland - Founder

Signature:



Client:

Date:

Name/Title:          Dean Wiltse - Chief Executive Officer

Signature:

SCHEDULE 1

1.    LICENSED SOFTWARE

      Entitled Confirmit, a full description of the functionality of which is detailed in the End User Manual supplied with the Licensed Software upon installation.

2.    DOCUMENTATION

      End User Manual
      Installation Manual
      Technical Overview
      Confirmit Administrator Manual
      Maintenance Manual
      Software Prerequisites

3.    HARDWARE CONFIGURATION

      Make Type:                Microsoft
      Web Server:               MIS iiS 4.0 with WWW, SMTP and MTS
      Database Server:          MS SQL Server 7.0
                                POET Object Server Suite (included in the installation set-free)

4.    SOFTWARE ENVIRONMENT

      Operating System and      Windows 2000 (English Version) - alternatively
      Version:                  NT 4.0 SP6 (English Version)
      Presentation:             MS Office 2000 SPI (only Powerpoint, Excel,
                                Word) SR2 SPSS 10.0 First Impression
      Browser                   Internet Explore 5.0 or 5.5 (English Version)
                                - alternatively 4.0 (English Version) caveat:
                                will result in loss of some functionality)

5.    CLIENT CONTRACT ADMINISTRATION CONTACTS

      a.    Support Contact:

            Address:

            Phone:

            e-mail:

      b.    Technical Administrator:

            Name:

            Address:

            Phone:

            e-mail:

 SCHEDULE 3

Additional Services

PART 1 - DESCRIPTION/RATES

Additional Services ere offered in the four categories described below, Additional Services are billable at an hourly rate of $175 for Professional Services and $225 for Technical Support/System Development, in minimum increments of fifteen minutes:

      1.    Professional Services/Project Assistance

            Tasks that Client chooses to outsource to FIRM, such as questionnaire programming and report building, project and respondent administration. HTML programming - e.g, related to templates, use of videos in questionnaires, J-Script/SQL, etc.

      2.    Consultancy Services/Systems Development

            Tasks outside the standard Software features, such as development of custom tailored functions, both in questionnaires and reporting, or assistance in development of customized data gathering systems based on the Software, or assistance with installation of upgrades, or in providing Support for these features.

      3.    Error correction payable by Licensee

            Rectification of errors occurring under the conditions mentioned in Sections 17.4 and 17.7 of this Agreement.

      4.    On Site Support

PART 2- TRAVEL TIME/EXPENSES

Travel time related to orders of Additional Services will be invoiced at 50% of the otherwise applicable rates, Travel expenses and extra living expenses, such as hotel expenses, rental car costs, etc. are reimbursable by Client.

SCHEDULE 4:  TRANSACTION FEES

Client shall pay for unlimited Transactions via a revenue sharing payment. The percentages expressed below are percentages of Client's gross quarterly project revenue recognized by Client from projects performed using the Licensed Software. *Provided that this Transaction Fee percentage shall increase to [****]% if and when Client is acquired through merger or otherwise by an acquirer that is an active Confirmit Licensee, and where the acquiring company's Confirmit license has less favorable terms regarding Transaction Fees than the Client's License.

                                                                                                               REVISED
                                                                                QUARTERLY FEE   ANNUAL FEE   REVENUE BASED
                                   REVISED                                       REV. BASED     REV. BASED   REVENUE SHARE
                                REVENUE BASED   QUARTERLY FEE   ANNUAL FEE REV.  TEST (WITH     TEST (WITH     (WITH LIC.
   QTRLY REV.      ANN. REV.    REVENUE SHARE  REV. BASED TEST    BASED TEST     LIC. FEES)     LIC. FEES)       FEES)
   ----------      ---------    -------------  ---------------    ----------     ----------     ----------       -----
    $ [****]        $ [****]       [****]%        $ [****]        $ [****]        $ [****]       $ [****]       [****]%

    $ [****]        $ [****]       [****]%        $ [****]        $ [****]        $ [****]       $ [****]       [****]%

    $ [****]        $ [****]       [****]%        $ [****]        $ [****]        $ [****]       $ [****]       [****]%

    $ [****]        $ [****]       [****]%        $ [****]        $ [****]        $ [****]       $ [****]       [****]%

    $ [****]        $ [****]       [****]%        $ [****]        $ [****]        $ [****]       $ [****]       [****]%

    $ [****]        $ [****]       [****]%        $ [****]        $ [****]        $ [****]       $ [****]       [****]%

Above [****] per                   [****]%
   Quarter

SCHEDULE 6:  PREMIUM SUPPORT PACKAGE

OVERALL BENEFITS

This package grants server customers the highest support level available, ensuring dedicated resources, better access to senior resources when needed, and more visibility within the supporting organization. The main 4 advantages offered by this package are:

      1.    FIRM Technical Support Priority
      2.    FIRM Extended Authoring Support
      3.    Premium Account Management
      4.    Post High Availability Package
      5.    Support in additional Time Zone

DESCRIPTION OF THE BENEFITS

      1.    FIRM Technical Support Priority

            - 15 Technical Consultancy hours per year for usage in connection with Upgrades, Server issues, etc.

            - Named FIRM Technical Support Contact with responsibility for your site, and to whom all technical support requests are directly channeled

            - Telephone Support Line in addition to e-mail support for Emergency Technical Support issues (within standards support hours)

            - Priority in mobilizing FIRM resources in case for Emergency issues outside ordinary support hours (subject to additional charge)

      2.    FIRM Extended Authoring Support

            - 15 consultancy hours per year for usage in areas outside Confirmit, such as SQL issues, J-scripting, HTML issues, etc.

            - Reasonable amount of short requests in these areas will be addressed without charge to the account

            - Priority in mobilizing FIRM resources in case for Emergency issues outside ordinary support hours (subject to additional charge)

      3.    Premium Account Management

            -     Regular status/update meetings with Key Account Manager

            -     Workshops aimed at improving Confirmit usability within CLIENT
                  - no charge

            - Yearly meeting with FIRM developers to discuss and influence development

            - Escalation of issues deemed crucial to CLIENT will involve at least one member of FIRM Senior Management (currently COO) in addition to Key Account Manager.

      4.    Poet High Availability Package - FastObjects (as documented below)

            -     Data replication feature

            -     Fail Over Support

            -     Incremental Back Up

            - Access to Emergency Poet support during both USA and European working hours (incurred hours charged at $200 - normal price 275/h)

      5.    Support in Additional Time Zone

            - Both Authoring, Technical and R&D resources are available in both time-zones

            -     Reported issues will be worked upon in both time zoned

            -     The two current time-zones are:

                  - Europe: 8am - 5pm CET (GMT +01:00) Monday - Friday (excluding common European statutory holidays)

                  - USA: 9am - 5pm EST (GMT - 05:00) Monday - Friday (excluding US statutory holidays)

      PRICE AND CONDITIONS
      Two packages are available:

      Premium Support Package - Including features 1-4
      Yearly fee for the package:  USD 15,000

      Multizone Premium Support Package - Including features 1-5
      Yearly fee for the package:  USD 20,000

      Conditions:

      -     Prepaid hours are valid within ordinary support hours

      - Requests for assistance, either within or outside ordinary support hours, is subject to availability by FIRM, although CLIENT will be prioritised in case of conflict of interest.

            - Support outside ordinary support hours is subject to 100% surcharge

      -     Any travel charges will be charged at reasonable cost.

      -     Usage of pre-aid hours will be conveyed to client contact quarterly.

      -     The consultancy hours included are valid within the 1-year term.

                                   ADDENDUM TO
                           END USER LICENSE AGREEMENT

This is the Addendum to the End User License Agreement by and between Greenfield Online, Inc. ("Client"), 21 River Road, Wilton, CT 06897, USA and Future Information Research Management Inc ("FIRM"), 1230 Avenue of the Americas, 7th Floor, New York, NY 10020-USA.

Client and FIRM hereby agree to the following modifications to the Terms and Conditions of End User License Agreement

ARTICLE 3 - LICENSE TO USE AND TERM OF LICENSE

SECTION 3.1 is deleted in its entirety and replaced with the following: "Subject to the terms of this Agreement, in particular section 5.3.1 and section 26.1, FIRM hereby grants Client a non-exclusive, non-transferable license to use the Confirmit software specified in Schedule I (the "Licensed Software") worldwide, for a period of one (1) year (the "initial Term') beginning on the "Delivery Date" indicated on the attached ST (the "Delivery Date")."

ARTICLE 4 - DELIVERY AND INSTALLATION

SECTION 4.2 is modified by replacing "www.confirmit/extrane.com" with "htt/://extranet.confirmit.com"

A new SECTION 4.4 is introduced as follows: "Client shall install Confirmit version 7.0 on its Pilot System on or after the Effective Date. Installation will be completed on or before October 31, 2002. The Pilot System configuration is set forth on Schedule 5. Between November 1, 2002 and December 31, 2002, Client will perform system optimization, tuning, conduct Confirmit training, and conduct production testing of the Licensed Software. Should the Licensed Software fail to meet Client's requirements, at its sole discretion, the Client may, at its option, on or before December 31st 2002, reject the Licensed Software in writing and uninstall it from its systems. In case of such rejection, Client will only owe FIRM agreed upon training fees, installation fees, incurred support fees by the hour, and Transaction Fees, through the date of uninstall".

ARTICLE 5 - SCOPE OF THE LICENSE

SECTION 5.1.1 is deleted in its entirety and replaced with the following:
"Client may install and operate the Licensed Software on an unlimited number of the Client's Servers at a single location indicated on the ST (the "Licensed Location"), or on parallel installations necessary to separate license for each additional server location and pay the applicable fee for such license. Exception to the last sentence is a back up site for which Client will communicate location to FIRM, and that will not be used for any other purposes than backup".

SECTION 5.2.1, DESIGNATED USERS, is deleted in its entirety and replaced with the following: "The Client, as the system administrator, will issue user identification codes ("User ID") to an unlimited number of its employees and subcontractors who will be using the Licensed Software ("Designated Users"), before they are granted access to the Licensed Software. For the purpose of this agreement subcontractors shall be deemed to be persons, firms or entities employed or engaged by the Client in connection with the Client's normal course of business, to perform services using the Software capable of being carried out by is own employees under the terms of this Agreement. Client will disclose the names and addresses of all subcontractors authoring surveys on Client's behalf."

ARTICLE 7 - PROHIBITED USES OF THE LICENSED MATERIALS

SECTION 7.4 IS REMOVED IN its entirety.

ARTICLE 8 -CONTRACT ADMINISTRATION

In Section 8.1 the sentence "Client shall designate (1) a primary support contact ("Designated Support Contact") who shall act as the conduit for all requests from Client to FIRM regarding the use of and user support related to the Licensed Software" is replaced with the sentence "Client shall designate (1) two primary support contacts (each a "Designated Support Contact") who shall act as the conduits for all requests from Client to FIRM regarding the use of and user support related to the Licensed Software"

ARTICLE 11 - SOFTWARE LICENSE FEES AND TRANSACTION FEES

Sections 11.1 to 11.3 are deleted in their entirety, and replaced with the following two sections:

SECTION 11.1: "In consideration of the use of the Licensed Materials, and for related system maintenance and customer support, Client shall pay to FIRM an annual enterprise license fee (the "License Fee") and annual transaction fees (the "Transaction Fee"). The annual License Fee and the annual Transaction Fee for the first year of the Term are set forth on the ST. Transaction Fees are set forth on Schedule 4."

SECTION 11.2: "Payment of the Transaction Fee allows Client to use the Licensed Software to perform an unlimited number of transactions each year as indicated on the ST."

ARTICLE 12: OWNERSHIP OF THE LICENSED SYSTEM AND THE LICENSED MATERIALS

A new SECTION 12.5 is introduced as follows: "On or prior to a date to be agreed by both parties, FIRM will place a copy of the source code for the Licensed Materials, including in particular the Supplier Code, into escrow with an independent escrow agent agreed upon by both parties. Client will cover all costs relating to the setup and maintenance of the Escrow."

ARTICLE 15:  PAYMENTS, INVOICES AND PRICE INCREASES

Sections 15.1 to 15.4.3 are deleted in their entirety, and replaced with the following sections:

SECTION 15.1: "Client shall pay the fees and charges coming due under this Agreement promptly and in full. The Annual License Fee is payable in full at the beginning of each one-year period of the Term; the first annual payment coming due on the Client's acceptance of the Licensed Software on or before December 31, 2002. Transaction Fees are payable quarterly in arrears and shall be invoiced 5 days after the last day of each quarter. Transaction Fees will be paid on a quarterly basis based on a sliding scale of a percentage of Gross Project Revenue recognized each quarter from survey projects as described in section 5.2. Each quarter's Gross Project Revenue will be applied to the sliding scale shown on Schedule 4 on a quarter-by-quarter basis and not on an annual basis. Other fees and charges become due as and when they are incurred. Payments shall be made no later than forty five (45) days after FIRM submits an invoice to Client for the fees and charges in question"

SECTION 15.2: "In consideration for quarterly payments of Transaction Fees, Client shall submit to FIRM a certification of the Gross Project Revenue recognized by Client on projects completed using the Licensed Software (a "Revenue Certification"), no later than 10 days after the last day of each quarter. The Revenue Certification shall include the Gross Project Revenue invoiced during the quarter for projects using the Licensed Software, on a project-by-project basis, together with the Client's internal project number. Gross Project Revenue, shall mean all revenue invoiced and recognized by Client, on a completed contract basis, as being due and payable for survey projects conducted for third parties using the Licensed Software in whole or in part. FIRM will receive agreed revenue share according to Schedule 4 for each project where Confirmit is used in whole or in part on the project. Projects, which are completed without any use of Confirmit, are not subject to the Transaction Fee."

SECTION 15.3: "When a delay will occur in the submission of the Revenue Certification, then Client must advise FIRM in writing, stating the reason for the delay, and the date on which the Revenue Certification will be submitted. Where Client does not submit such Revenue Certification, or provide notice and reasons for delay, or when the date provided by Client for the delay is more that 20 days after the last day of each quarter, FIRM shall reverse the right to invoice Client 25% above the most previous quarter's Transaction Fee. Upon receipt of the missing Revenue Certification, adjustments to the fees will be made accordingly to next quarterly invoice. Continuous non-submission of Revenue Certifications shall provide FIRM with the right to invoice cumulative 25% increase in Transaction Fees for each quarter of non-submission. If revenue Certification is not provided for more than 2 consecutive quarters, this will be deemed as a Material Breach of the contract."

SECTION 15.4: RIGHT OF AUDIT. "Client will keep all usual and proper records and books of account and aft usual and proper entries and other documentation relating to all payments owed or paid by Client, and all Gross Project Revenue and other data and reports submitted or required to be tracked or submitted by Client under this Agreement. During the Term and for a period of one (1) year following the expiration or termination of this Agreement, FIRM will have the right to cause an audit and/or inspection to be mad of such records of the Client in order to verify statements issued by such other party and its compliance with the terms of this Agreement. Any such audit will be conducted:
(a) by an independent certified public accountant from a big five accounting firm selected by FIRM (other than on a contingent fee basis); (b) during regular business hours at the Client's facilities, upon at least fourteen (14) days' prior written notice; and (c) no more often than once every twelve (12) months, and may audit no more than the twelve (12) months of activity prior to the start date of the audit. FIRM will bear the full cost of the audit except where an audit reveals a payment underreporting discrepancy of greater than ten percent (10%), in any quarterly reporting period, in which case the Client will bear the full cost of the audit."

SECTION 15.5: "If Client fails to pay an invoice when due, FIRM shall be entitled to late charges at the rate of ten percent (10%) per annum of the unpaid balance from the date the invoice originally came due. Imposition of late charges shall be without prejudice to FIRM's right to seek other remedies."

SECTION 15.6: "The Annual License Fee, Transaction Fees, Maintenance and Support Fees as set forth on the ST shall remain fixed for a period of three years."

SECTION 15.7: "Increases in the various fees charged to Client under this Agreement shall become applicable to Client as follows:

            15.7.1 On and after the third anniversary of the Agreement, increases in the License Fee shall take effect at the beginning of each Term Extension, provided that FIRM has given Client written notice of the increase no later than sixty (60) days before the expiration of the Initial Term or the current Term Extension, as the case may be.

            15.7.2 On and after the third anniversary of the Agreement, an increase in the Transaction Fees shall take effect 60 days after FIRM has notified Client of the increase, subject to Client's acceptance of the increase.

            15.7.3 An increase in standard fees and charges for Special Services shall take effect immediately, except that Special Services already contracted for shall be completed at the rates in effect at the time Client requested the Special Services."

ARTICLE 24:  TERMINATION RIGHTS

A new SECTION 24.2 is introduced between after section as follows: "Client may terminate this Agreement at anytime upon 30 days written notice for any reason or no reason. Where Client exercises terminations fights under this Section 24.4, FIRM shall not refund any amount of the Annual License Fee, Premium Support Fees, Web Services Fees and Annual Spell Checker Fees, Client shall be liable to pay for all Transaction Fees through the date of termination." Existing SECTION 22.4 becomes SECTION 24.5

ARTICLE 29:  JURISDICTION, CHOICE OF FORUM AND CHOICE OF LAW

In section 29.1, jurisdiction is agreed to be "The State of New York" to replace "The State of California".

Except as modified herein, the terms of the End User License Agreement remain unchanged and in full force and effect. Where any conflict arises between this Addendum and the End User License Agreement, then the terms of this Addendum shall prevail and override the End User License Agreement.

IN WITNESS WHEREOF, FIRM and GFOL have caused this Addendum to be executed by their duly authorized representatives.

Future Information Research Management (FIRM)


By:
   ---------------------------------
         (Authorized Signature)


------------------------------------
(Typed or Printed Name)


------------------------------------
(Title)


------------------------------------
(Date)



Greenfield Online, Inc.


By:
   ---------------------------------
         (Authorized Signature)


------------------------------------
(Typed or Printed Name)


------------------------------------
(Title)


------------------------------------
(Date)